UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	0-21086 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive P.O. Box 442, Sulphur, LA (Address of Principal Executive Offices)	70665 70664-0442 (Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement - B. K. Chin
Agreement - William J. Dore
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
          On September 18, 2006, Global Industries, Ltd. (the “Company”) announced that B.K. Chin had been named Chief Executive Officer of the Company effective upon his commencement of employment, expected to occur on October 1, 2006. The Company also announced that Mr. Chin had been elected a director of the Company effective with his commencement of employment. William J. Doré, the Company’s founder and Chief Executive Officer from 1973 to the present, has elected to retire from the CEO position of the Company effective on Mr. Chin’s commencement date but will continue to serve as Executive Chairman of the Board of Directors until his current term expires at the Company’s Annual Meeting in May 2007. Additionally, Mr. Doré has agreed to provide consulting services to the Company for three years following his retirement as Executive Chairman of the Board.
Employment Agreement with B. K. Chin
          Effective September 18, 2006, the Company entered into an employment agreement with Mr. Chin (the “Employment Agreement”), which provides that Mr. Chin will be employed as Chief Executive Officer of the Company commencing October 1, 2006 (the “Commencement Date”). The term of the Employment Agreement expires on September 30, 2009, subject to automatic one year extensions. Pursuant to the terms of the Employment Agreement, Mr. Chin will receive an initial base salary of $650,000 per year, a one-time bonus in the amount of $500,000, and a year-end bonus for 2006 of $300,000. In addition, Mr. Chin will participate in the Company’s Management Incentive Plan for 2006 with a maximum incentive opportunity equal to 150% of his initial base salary pro rated to reflect that Mr. Chin will be an employee for only three months of 2006 and otherwise on the same basis as the Company’s other executive officers. Pursuant to the terms of the Employment Agreement, Mr. Chin also will be awarded an option to purchase 100,000 shares of common stock of the Company under its 2005 Stock Incentive Plan with an exercise price per share equal to the fair market value of a share of common stock as of the Commencement Date, which option will vest annually over three years in substantially equal amounts beginning on the first anniversary of the Commencement Date. The Employment Agreement also provides that Mr. Chin will receive two restricted stock awards pursuant to the Company’s Share Incentive Plan as follows: (i) 100,000 restricted shares of common stock the forfeiture restrictions on which will lapse with respect to one-third of such shares on each of the first three anniversaries of the Commencement Date, and (ii) 20,000 restricted shares of common stock the forfeiture restrictions on which will lapse on the second anniversary of the Commencement Date based upon the Board’s determination that certain key management goals (to be agreed upon and set mutually by the Board and Mr. Chin within 30 days after the Commencement Date) have been met. The stock options and restricted stock awards will be made under the terms of agreements attached to the Employment Agreement. The Employment Agreement also contains provision for payments and accelerations of awards upon certain changes of control and terminations. In addition, the Company will enter into an indemnification agreement with Mr. Chin (the “Indemnification Agreement”), effective October 1, 2006, that is substantially the same as provided to other directors of the Company. The Indemnification Agreement provides that Mr. Chin will be named as an insured under any directors’ and officers’ liability insurance policies maintained by the Company and provides that the Company will indemnify Mr. Chin against losses and expenses resulting from a claim or claims made against him in his capacity as a director or officer of the Company for any act, failure to act or neglect or breach of duty, including: (1) any error, misstatement or misleading statement committed, suffered, permitted or acquiesced in by Mr. Chin is his capacity as a director or officer, or (2) any of the foregoing alleged by any claimant, or any claim against Mr. Chin as a director or officer of the Company solely by reason of his being a director or officer of the Company, subject to certain exclusions. The Indemnification Agreement also provides certain procedures regarding the right to indemnification and for the advancement of expenses.

          The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.
Consulting Agreement with William J. Dore
          Effective September 18, 2006, the Company entered into an agreement with Mr. Doré (the “Agreement”). Pursuant to the Agreement, from the effective date through the date Mr. Doré retires as Executive Chairman of the Board of Directors of the Company, Mr. Doré will continue to receive his current compensation and will be entitled to the same benefits that he is currently entitled to receive from the Company without reduction due to his change in position. Effective on his retirement date after the 2007 Annual Shareholders’ Meeting, Mr. Doré will receive all compensation and benefits earned through his retirement date, and will receive certain additional benefits from the Company including (1) acceleration of vesting of stock options for 70,000 shares and acceleration of the lapse of forfeiture restrictions on 189,400 shares of restricted stock, (2) extension of the period of exercisability of all outstanding stock options held by Mr. Doré until the earliest of the end of the consulting period, the first anniversary of Mr. Doré’s death and the tenth anniversary of the original grant date of such options and (3) amendment of Mr. Doré’s 2004 performance based restricted stock award for 250,000 shares (the performance period for which expires on December 31, 2007) to provide that the portion of such award earned will not be pro-rated due to Mr. Doré’s ceasing to be an employee in May 2007. After his retirement, Mr. Doré has agreed to provide consulting services to the Company. The consulting period begins on the date Mr. Doré ceases to be an employee of the Company and extends through April 30, 2010. During the consulting period, Mr. Doré has agreed to make himself available to the Company as requested by the Company’s Board or Chief Executive Officer to consult with officers and employees of the Company, and others with respect to the business of the Company. During the consulting period, the Company has agreed to pay or provide to Mr. Doré an annual consulting fee of $400,000, and subject to certain conditions and limitations, to continue certain medical benefits for Mr. Doré (and his spouse) under the Company’s group health plan as in effect on the retirement date. In addition, the Company has agreed to pay Mr. Doré an annual office allowance of $175,000 commencing on the date when the Company and he mutually agree that he will no longer maintain an office at the Company and continuing through the consulting period and to reimburse certain expenses of Mr. Doré. The Company expects to record an aggregate incremental pre-tax non-cash expense of approximately $5.3 million, including $2.4 million in the third quarter of 2006 and approximately $1.3 million in the fourth quarter of 2006, as a result of the changes to outstanding equity awards held by Mr. Doré made pursuant to the Agreement with Mr. Doré.
          The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.
Appointment of Chief Executive Officer and Election of Director
          Mr. Chin, age 55, has been appointed Chief Executive Officer of the Company and elected a director of the Company in each case effective on his Commencement Date. Previously, Mr. Chin served as President and Chief Operating Officer of Air Liquidé, USA from December 2004 to September 2006 and Executive Vice President from June 2001 to December 2004. Air Liquidé, USA is a subsidiary of Air Liquidé, a French company and a leading supplier of industrial and medical gases and related services. Mr. Chin received a B.S. in Mechanical Engineering from the University of Singapore in 1974.
Item 9.01      Financial Statements and Exhibits
          (a)           Exhibits.
10.1	Employment Agreement between Global Industries, Ltd. and B. K. Chin, effective as of September 18, 2006.

10.2	Agreement between Global Industries, Ltd. and William J. Doré, effective as of September 18, 2006.
10.3	Form of Incentive Stock Option Agreement (included as Exhibit A to Exhibit 10.2 to this Current Report).
10.4	Form of Restricted Stock Agreement — Time Based (included as Exhibit B to Exhibit 10.2 to this Current Report).
10.5	Form of Restricted Stock Agreement — Performance Based (included as Exhibit C to Exhibit 10.2 to this Current Report).
10.6	Form of Indemnification Agreement (included as Exhibit D to Exhibit 10.2 to this Current Report).
99.1	Press Release dated September 18, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: September 21, 2006
	By:	/s/ Peter S. Atkinson
Peter S. Atkinson
President and Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement between Global Industries, Ltd. and B. K. Chin, effective as of September 18, 2006.

10.2	Agreement between Global Industries, Ltd. and William J. Doré, effective as of September 18, 2006.

10.3	Form of Incentive Stock Option Agreement (included as Exhibit A to Exhibit 10.2 to this Current Report).

10.4	Form of Restricted Stock Agreement — Time Based (included as Exhibit B to Exhibit 10.2 to this Current Report).

10.5	Form of Restricted Stock Agreement — Performance Based (included as Exhibit C to Exhibit 10.2 to this Current Report).

10.6	Form of Indemnification Agreement (included as Exhibit D to Exhibit 10.2 to this Current Report).

99.1	Press Release dated September 18, 2006.